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                                                                 Exhibit 10.4



                 FIRST AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN


         The first sentence of Section 4.1 of the Plan is hereby deleted and restated in its entirety as follows:

"Each Employee shall become eligible to become a Participant for each Option Period on its Commencement Date if such Employee has been employed by the Employer for a continuous period of at least ninety (90) days prior to the Commencement Date."